           Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter and Year-to-Date 2019 Results

Date: November 6, 2019

Third Quarter Net Sales Up 1% Year Over Year, 3% Excluding Canada

Net Sales Up 10% Through First Nine Months, 13% Excluding Canada

Continuing Operations - GAAP Net Loss of $0.7 Million in Third Quarter and Net Loss of $2.2 Million through First Nine Months, an Improvement of 40% and 71% Year Over Year, Respectively

Adjusted EBITDA of $12.3 Million and $28.8 Million in Third Quarter and First Nine Months, Up 34% and 31% Year Over Year, Respectively

Cash of $14.3 Million, Available Revolver of $20.0 million, Available Liquidity of $34.3 Million at Quarter End

Call scheduled for Wednesday, November 6, 2019 at 9:00 a.m. Eastern Time

Littleton, Colo. November 6, 2019 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS.TO) (“CPI Card Group” or the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2019.

“We delivered solid results once again this quarter as we continue to execute on our customer-centric strategy,” said Scott Scheirman, President and Chief Executive Officer of CPI.  “During the third quarter, our U.S. Debit and Credit segment performed well, delivering 7% net sales growth, expanding operating margins and securing a meaningful new business win with the launch of Second Wave™ financial payment cards made with recovered ocean-bound plastic.  This solid performance, along with our strong U.S. Prepaid segment results, further propelled our business to improve our bottom-line results and significantly increase Adjusted EBITDA in the quarter and year to date. Through commitment to our key strategies, we continue to execute towards achieving our vision of being the partner of choice for our customers by providing market-leading quality products and customer service with a market-competitive business model.”

Financial results for the comparative 2018 periods, including non-GAAP measures, discussed in this press release reflect continuing operations unless otherwise noted. The sale of CPI U.K., which occurred in August 2018 and had historically been reported as the U.K. Limited segment, was accounted for as discontinued operations and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.

Third Quarter and First Nine Months 2019 Consolidated Financial Highlights from Continuing Operations

Net sales increased 1.0% to $71.7 million in the third quarter of 2019, bringing year-to-date net sales to $205.4 million, a year-over-year increase of 9.7%.  Excluding Canada, net sales were up 3.3% and 12.9% for the third quarter and year to date, respectively.  Third quarter income from operations was $8.0 million, up 70.0% year over year.  For the year-to-date period, income from operations increased $16.7 million year over year to $21.6 million, which includes a previously disclosed $6.0 million cash litigation settlement gain received in the second quarter of 2019.

Third quarter 2019 net loss from continuing operations was $0.7 million, or $0.06 per share, compared to a net loss of $1.1 million, or $0.10 per share in the third quarter of 2018.  For the year-to-date periods, net loss from continuing operations was $2.2 million, or $0.20 per share, in 2019 compared to a net loss of $7.6 million, or $0.68 per share, in the first nine months of 2018.

Adjusted EBITDA was $12.3 million for the third quarter of 2019.  For the year-to-date period, Adjusted EBITDA, which excludes the $6 million cash litigation settlement gain recorded in the second quarter, was $28.8 million. Year over year, Adjusted EBITDA increased 34.4% and 30.7% in the third quarter and first nine months of 2019, respectively.

Third Quarter and First Nine Months Segment Information from Continuing Operations

U.S. Debit and Credit:

Third quarter net sales of $51.5 million represented an increase of 7.3% year over year.  This contributed to a year-over-year net sales increase of 17.5% in the year-to-date period, to $151.5 million. These increases were driven by continued strong performance in personalization and fulfillment services, a shift towards higher-priced dual-interface EMV cards, and strong net sales from Card@Once.

U.S. Prepaid Debit:

Net sales were $20.5 million in the third quarter of 2019, representing a decline of 3.5% compared with the third quarter of 2018.  For the first nine months of 2019, net sales were $53.2 million, an increase of 2.0% compared with the year-ago period, which benefited from strong 2018 net sales including portfolio wins that, as expected, did not recur in the 2019 periods.

Balance Sheet, Liquidity, and Cash Flow from Continuing Operations

During the third quarter of 2019, cash used in operating activities was $2.0 million and included continued investments in inventory to support the growth of the business.  Third quarter capital expenditures were $0.6 million.  This resulted in negative adjusted free cash flow during the third quarter of $2.7 million.  Year to date, cash used in operating activities was $3.0 million, inclusive of the $6.0 million cash litigation settlement gain recorded in the second quarter.  Year to date, and consistent with seasonal patterns, adjusted free cash flow was negative $12.3 million, and was impacted by year-to-date inventory investments of $12.3 million.

As of September 30, 2019, cash and cash equivalents was $14.3 million and no borrowings were outstanding on the Company’s revolving credit facility.  The revolving credit facility had available borrowings of $20.0 million and matures August 17, 2020.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at September 30, 2019, unchanged from December 31, 2018.  Net of debt issuance costs and discount, total debt was $307.3 million as of September 30, 2019.  The Company’s First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer, stated, “We are encouraged by the progress we have made driving top-line and profit growth by executing on our key strategies, which enhanced our operating leverage as we continue to focus on the long-term growth of the business.  As we continue to build upon this success, we believe we have adequate cash and operating cash flows to support our business plan.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, and Total Net Sales Growth Excluding Canada. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; a litigation settlement gain in the second quarter of 2019; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.   The metric “total debt less cash” includes borrowed long term debt, letters of credit, and capital lease obligations, less cash.  Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations, adjusted for cash received from a litigation settlement gain in the second quarter of 2019.  We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

Total Net Sales Growth Excluding Canada

Total Net Sales Growth Excluding Canada, is a computation of the change in the Company’s Net Sales over the prior year period, excluding the net sales attributable to the Canadian operations.  Canada sales were included in the Other segment during 2018 and the first quarter of 2019.  The Canadian subsidiary was sold April 1, 2019, and the sale agreement excluded the portion of the business relating to Financial Payment Cards.  That business migrated to the Company’s operations in the U.S. or to other service providers in 2019.  The Canada-related sales in the second and third quarter of 2019 represents the Financial Payment Card business sales that migrated to the Company’s operations in the U.S.  We computed the Total Net Sales excluding Canada, and the resulting year over year Total Net Sales Growth percentage excluding Canada, in Exhibit E.  We believe that this financial measure is useful to investors in their analysis of our results of operations and provides improved comparability between fiscal periods.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and fulfillment, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as

PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express and Discover®. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on November 6, 2019 at 9:00 a.m. ET to review its third quarter and year-to-date 2019 results. To participate in the Company's conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Webcast Link: https://services.choruscall.com/links/pmts191106.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until November 20, 2019 at:

Replay: (877) 344-7529 or (412) 317-0088;

Conference ID: 10135256

Webcast replay: http://investor.cpicardgroup.com

Forward-Looking Statements

Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks and possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to prevent such incidents; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; our failure to maintain our listing on the NASDAQ Capital Market; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality and process; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council (“PCI”) security standards or other industry standards such as Payment Card Brand certification standards; costs relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers; disruption or delays in our manufacturing operations or supply chain; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on goods imported into the United States; our dependence on licensing arrangements; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; risks associated with the controlling stockholders’ ownership of our stock; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 6, 2019 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

Jennifer Almquist

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income/ (Loss) - Unaudited for the three and nine months ended September 30, 2019 and 2018

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2019 and December 31, 2018

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2019 and 2018

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2019 and 2018

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2019 and 2018

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales:
Products	$33,963	$34,673	$99,845	$90,911
Services	37,718	36,314	105,603	96,387
Total net sales	71,681	70,987	205,448	187,298
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	22,182	23,796	65,769	59,076
Services (exclusive of depreciation and amortization shown below)	21,329	21,214	62,142	60,991
Depreciation and amortization	2,751	2,669	8,216	9,620
Total cost of sales	46,262	47,679	136,127	129,687
Gross profit	25,419	23,308	69,321	57,611
Operating expenses, net:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	15,936	17,033	49,146	48,119
Depreciation and amortization	1,513	1,588	4,539	4,513
Litigation settlement gain (1)	—	—	(6,000)	—
Total operating expenses, net	17,449	18,621	47,685	52,632
Income from operations	7,970	4,687	21,636	4,979
Other expense, net:
Interest, net	(6,085)	(6,151)	(18,847)	(17,243)
Foreign currency (loss) gain	(40)	16	(1,320)	(248)
Other income, net	14	8	25	15
Total other expense, net	(6,111)	(6,127)	(20,142)	(17,476)
Income (loss) from continuing operations before income taxes	1,859	(1,440)	1,494	(12,497)
Income tax (expense) benefit	(2,515)	355	(3,695)	4,933
Net loss from continuing operations	(656)	(1,085)	(2,201)	(7,564)
Net loss from discontinued operation, net of tax	(28)	(5,030)	(16)	(22,551)
Net loss	$(684)	$(6,115)	$(2,217)	$(30,115)
Basic and diluted loss per share:
Basic and diluted-Continuing operations	$(0.06)	$(0.10)	$(0.20)	$(0.68)
Basic and diluted-Discontinued operation	(0.00)	(0.45)	(0.00)	(2.02)
Net loss per share	$(0.06)	$(0.55)	$(0.20)	$(2.70)

Weighted-average common share outstanding:
Basic and diluted	11,223,715	11,159,984	11,187,550	11,145,946
Comprehensive loss:				—
Net loss	$(684)	$(6,115)	$(2,217)	$(30,115)
Currency translation adjustment	—	98	31	(87)
Other comprehensive loss from discontinued operations	—	3,983	—	3,983
Reclassification adjustment to foreign currency loss	—	—	1,329	—
Total comprehensive loss	$(684)	$(2,034)	$(857)	$(26,219)

(1) During the nine months ended September 30, 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.  The litigation has been disclosed in the Company's filings since the Company brought the complaint in 2017, and details of the settlement have been disclosed in the Company's second quarter Form 10-Q.

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,290	$20,291
Accounts receivable, net of allowances of $370 and $211, respectively	44,806	43,794
Inventories	22,105	9,827
Prepaid expenses and other current assets	3,974	4,997
Income taxes receivable	5,202	5,564
Total current assets	90,377	84,473
Plant, equipment and leasehold improvements, net	43,655	39,110
Intangible assets, net	31,951	35,437
Goodwill	47,150	47,150
Other assets	616	1,034
Total assets	$213,749	$207,204

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$14,844	$16,511
Accrued expenses	21,571	23,853
Deferred revenue and customer deposits	442	912
Total current liabilities	36,857	41,276
Long-term debt	307,287	305,818
Deferred income taxes	8,357	5,749
Other long-term liabilities	11,388	3,937
Total liabilities	363,889	356,780
Commitments and contingencies
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,224,191 and 11,160,377 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	11	11
Capital deficiency	(111,930)	(112,223)
Accumulated loss	(38,221)	(36,004)
Accumulated other comprehensive loss	—	(1,360)
Total stockholders’ deficit	(150,140)	(149,576)
Total liabilities and stockholders’ deficit	$213,749	$207,204

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(2,217)	$(30,115)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from discontinued operation	16	22,551
Depreciation and amortization expense	12,755	14,133
Stock-based compensation expense	316	741
Amortization of debt issuance costs and debt discount	1,469	1,461
Deferred income taxes	2,608	(6,169)
Reclassification adjustment to foreign currency loss	1,329	—
Other, net	6	165
Changes in operating assets and liabilities:
Accounts receivable	(2,605)	(13,016)
Inventories	(12,279)	(2,628)
Prepaid expenses and other assets	1,659	711
Income taxes	331	2,207
Accounts payable	(358)	2,108
Accrued expenses	(5,574)	4,725
Deferred revenue and customer deposits	(472)	230
Other liabilities	17	1,052
Cash used in operating activities - continuing operations	(2,999)	(1,844)
Cash used in operating activities - discontinued operation	(16)	(2,914)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(3,298)	(5,028)
Cash received for sale of Canadian subsidiary	1,451	—
Cash used in investing activities - continuing operations	(1,847)	(5,028)
Cash used in investing activities - discontinued operation	—	(220)
Financing activities
Proceeds from revolving credit facility	11,500	—
Payments on revolving credit facility	(11,500)	—
Payments on financing leases	(1,175)	(388)
Cash used in financing activities	(1,175)	(388)
Effect of exchange rates on cash	36	7
Net decrease in cash and cash equivalents	(6,001)	(10,387)
Cash and cash equivalents, beginning of period	20,291	23,205
Cash and cash equivalents, end of period	$14,290	$12,818
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$17,315	$14,703
Income taxes, net payments (refunds)	$675	$(1,299)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$8,533	$—
Financing leases	$5,196	$821
Accounts payable and accrued expenses for acquisitions of plant, equipment and leasehold improvements	$159	$171

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2019 and September 30, 2018
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended September 30,
	2019	2018	$ Change	% Change
Net sales by segment:
U.S. Debit and Credit	$51,502	$48,002	$3,500	7.3%
U.S. Prepaid Debit	20,452	21,190	(738)	(3.5)%
Other	—	1,920	(1,920)	(100.0)%
Eliminations	(273)	(125)	(148)	* %
Total	$71,681	$70,987	$694	1.0%

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Net sales by segment:
U.S. Debit and Credit	$151,517	$128,992	$22,525	17.5%
U.S. Prepaid Debit	53,162	52,128	1,034	2.0%
Other	1,679	7,599	(5,920)	(77.9)%
Eliminations	(910)	(1,421)	511	* %
Total	$205,448	$187,298	$18,150	9.7%

* Calculation not meaningful

Gross Profit
	Three Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S. Debit and Credit	$16,503	32.0%	$13,551	28.2%	$2,952	21.8%
U.S. Prepaid Debit	8,916	43.6%	9,439	44.5%	(523)	(5.5)%
Other	—	* %	318	16.6%	(318)	* %
Total	$25,419	35.5%	$23,308	32.8%	$2,111	9.1%

* Calculation not meaningful

	Nine Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S. Debit and Credit	$47,647	31.4%	$35,891	27.8%	$11,756	32.8%
U.S. Prepaid Debit	21,771	41.0%	20,111	38.6%	1,660	8.3%
Other	(97)	(5.8)%	1,609	21.2%	(1,706)	* %
Total	$69,321	33.7%	$57,611	30.8%	$11,710	20.3%

* Calculation not meaningful

Income from Operations
	Three Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Income from operations by segment:
U.S. Debit and Credit	$8,858	17.2%	$6,491	13.5%	$2,367	36.5%
U.S. Prepaid Debit	7,815	38.2%	8,389	39.6%	(574)	(6.8)%
Other	(8,703)	* %	(10,193)	* %	1,490	14.6%
Total	$7,970	11.1%	$4,687	6.6%	$3,283	70.0%

* Calculation not meaningful

	Nine Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Income from operations by segment:
U.S. Debit and Credit	$24,619	16.2%	$15,650	12.1%	$8,969	57.3%
U.S. Prepaid Debit	18,505	34.8%	16,932	32.5%	1,573	9.3%
Other	(21,488)	* %	(27,603)	* %	6,115	22.2%
Total	$21,636	10.5%	$4,979	2.7%	$16,657	334.5%

* Calculation not meaningful

EBITDA

	Three Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S. Debit and Credit	$11,417	22.2%	$9,136	19.0%	$2,281	25.0%
U.S. Prepaid Debit	8,342	40.8%	8,831	41.7%	(489)	(5.5)%
Other	(7,551)	* %	(8,999)	* %	1,448	16.1%
Total	$12,208	17.0%	$8,968	12.6%	$3,240	36.1%

	Nine Months Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S. Debit and Credit	$32,387	21.4%	$24,788	19.2%	$7,599	30.7%
U.S. Prepaid Debit	20,001	37.6%	18,337	35.2%	1,664	9.1%
Other	(19,292)	* %	(24,246)	* %	4,954	20.4%
Total	$33,096	16.1%	$18,879	10.1%	$14,217	75.3%

* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended September 30, 2019
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$8,858	$7,815	$(8,703)	$7,970
Depreciation and amortization	2,563	527	1,174	4,264
Foreign currency and Other income (loss), net	(4)	—	(22)	(26)
EBITDA	$11,417	$8,342	$(7,551)	$12,208

	Three Months Ended September 30, 2018
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$6,491	8,389	(10,193)	4,687
Depreciation and amortization	2,645	443	1,169	4,257
Foreign currency and Other income (loss), net	—	(1)	25	24
EBITDA	$9,136	$8,831	$(8,999)	$8,968

	Nine Months Ended September 30, 2019
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$24,619	18,505	(21,488)	21,636
Depreciation and amortization	7,779	1,515	3,461	12,755
Foreign currency and Other income (loss), net	(11)	(19)	(1,265)	(1,295)
EBITDA	$32,387	$20,001	$(19,292)	$33,096

	Nine Months Ended September 30, 2018
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$15,650	16,932	(27,603)	4,979
Depreciation and amortization	9,143	1,405	3,585	14,133
Foreign currency and Other income (loss), net	(5)	—	(228)	(233)
EBITDA	$24,788	$18,337	$(24,246)	$18,879

* Calculation not meaningful

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA:
Net loss from continuing operations	$(656)	$(1,085)	$(2,201)	$(7,564)
Interest expense, net	6,085	6,151	18,847	17,243
Income tax expense (benefit)	2,515	(355)	3,695	(4,933)
Depreciation and amortization	4,264	4,257	12,755	14,133
EBITDA	$12,208	$8,968	$33,096	$18,879

Adjustments to EBITDA:
Stock-based compensation expense	9	(42)	317	741
Litigation and related charges (1)	—	207	28	1,039
Restructuring and other charges (2)	—	1	—	1,096
Litigation settlement gain (3)	—	—	(6,000)	—
Foreign currency (gain) loss (4)	40	(16)	1,320	248
Subtotal of adjustments to EBITDA	49	150	(4,335)	3,124
Adjusted EBITDA	$12,257	$9,118	$28,761	$22,003
Adjusted EBITDA margin (% of net sales)	17.1%	12.8%	14.0%	11.7%
Adjusted EBITDA growth (% Change 2019 vs. 2018)	34.4%		30.7%
Net loss from continuing operations (% Change 2019 vs. 2018)	39.5%		70.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of cash used in operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow:
Cash used in operating activities - continuing operations	$(2,042)	$(491)	$(2,999)	$(1,844)
Acquisitions of plant, equipment and leasehold improvements	(612)	(2,919)	(3,298)	(5,028)
Cash received from litigation settlement (3)	—	—	(6,000)	—
Adjusted free cash flow - continuing operations	$(2,654)	$(3,410)	$(12,297)	$(6,872)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total Net Sales Growth Rate, Excluding Canada
Total Net Sales	$71,681	$70,987	$205,448	$187,298
Canada Sales (5)	(320)	(1,920)	(2,532)	(7,599)
Total Net Sales, Excluding Canada	$71,361	$69,067	$202,916	$179,699
Total Net Sales growth excluding Canada (% Change 2019 vs. 2018)	3.3%		12.9%

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States to two facilities.
(3)

During the nine months ended September 30, 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.  The litigation has been disclosed in the Company’s SEC filings since the Company brought the complaint in 2017, and details of the settlement are disclosed in the Company’s second quarter Form 10-Q.

(4)

Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary during the second quarter 2019.

(5)

Canada sales were included in the Other segment during 2018 and the first quarter of 2019.  The Canadian subsidiary was sold April 1, 2019. The sale agreement excluded the portion of the business relating to Financial Payment Cards, which migrated to the Company’s U.S. operations or to other service providers in 2019. The Canada-related sales shown represent the net sales in the second and third quarter of 2019 for the Financial Payment Card business that migrated to the Company’s operations in the U.S.